AGREEMENT AND PLAN OF MERGER

                                  by and among

                        AVENUE ENTERTAINMENT GROUP, INC.,
                             a Delaware corporation,

                        LCA ACQUISITION SUBSIDIARY, INC.,
                            a California corporation,

                             LCA PRODUCTIONS, INC.,
                             a Nevada corporation ,

                                       and

                         DOUBLE BAY ENTERTAINMENT, INC.,
                              a Nevada corporation

                                November 21, 2000


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                                        i


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                                TABLE OF CONTENTS

                                                                        Page

Section 1.  Definitions                                                   1

Section 2 The Merger Transactions                                         2

        2.1 The Merger                                                    2
        2.2 Use of Name; Articles of Incorporation and Bylaws             2
        2.3 Conversion and Exchange of Shares                             2
        2.4 Closing                                                       3
        2.5 Further Assurances                                            3

Section 3 Representations and Warranties of LCA and DBE                   3

        3.1 Shareholders                                                  3
        3.2 Corporate Organization and Good Standing                      4
        3.3 Capitalization                                                4
        3.4 Subsidiaries                                                  4
        3.5 Financial Statements                                          4
        3.6 Absence of Undisclosed Liabilities                            4
        3.7 Absence of Certain Changes                                    4
        3.8 Litigation                                                    4
        3.9 Contracts                                                     5
        3.10 Title and  Leases                                            5
        3.11 Condition of Tangible Assets                                 5
        3.12 Tax Returns and Corporate Status                             5
        3.13 No Violation                                                 5
        3.14 Consents and Approvals                                       5
        3.15 Authority                                                    5
        3.16 Hazardous Waste and Materials                                6
        3.17 Employee and Employee Benefit Matters                        6
        3.18 Proprietary Rights                                           6
        3.19 Insurance                                                    6
        3.20 Reliance                                                     6
        3.21 Merger Consideration                                         7
        3.22 Restrictive Legend                                           7
        3.23 Full Disclosure                                              7
        3.24 Legal and Tax Advice                                         7

Section 4 Representations and Warranties of Parent                        8

        4.1 Corporate Organization, Good Standing, and Capitalization     8
        4.2 Authority                                                     8
        4.3 Consents and Approvals                                        8
        4.4 Shares to Be Issued                                           8
        4.5 No Material Adverse Change                                    8
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Section 5 Representations and Warranties of Subsidiary                    8

        5.1 Corporate Organization, Good Standing, and Capitalization     8
        5.2 Authority                                                     9
        5.3 Consents and Approvals                                        9
        5.4 Liabilities                                                   9
        5.5 Continued Activity                                            9

Section 6 Additional Shares                                               9

        6.2 Issuance of Additional Shares                                 9
        6.2 Further Rights of DBE to Receive Additional Shares            9
        6.3 Expiration of Rights to Receive Additional Shares            10

Section 7 Conduct of LCA and DBE Pending the Closing                     10

        7.1 Certificate of Incorporation and Bylaws                      10
        7.2 Capitalization                                               10
        7.3 Additional Actions                                           10
        7.4 Conduct of Business                                          10
        7.5 No Solicitation                                              10
        7.6 Notification of Certain Matters                              11
        7.7 Information                                                  11
        7.8 Announcement                                                 11

Section 8 Covenants of Parent and Subsidiary Pending the Closing         11

        8.1 Written Consent of Subsidiary's Sole Stockholder             11
        8.2 Information                                                  11
        8.3 Contribution to Subsidiary                                   11

Section 9 Conditions to Obligations of Parent and Subsidiary             11

        9.1 Representations and Warranties True                          12
        9.2 Absence of Litigation                                        12
        9.3 Requisite Approvals and Consents                             12
        9.4 Governmental Permits                                         12
        9.5 Due Diligence                                                12
        9.6 Deliveries                                                   12

Section 10 Conditions to Obligations of LCA                              12

        10.1 Representations and Warranties True                         12
        10.2 Absence of Litigation                                       12
        10.3 Requisite Approvals and Consents                            12
        10.4 Governmental Permits                                        12
        10.5 Deliveries                                                  13
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Section 11 Termination                                                   13

        11.1 Circumstances of Termination                                13
        11.2 Effect of Termination                                       13

Section 12 Certain Post-Closing Matters                                  13

        12.1 Limitations on Sales of Parent Stock                        13
        12.2 Restrictive Legends                                         13
        12.3 Board of Directors of Subsidiary                            13

Section 13 Indemnification                                               13

        13.1 Indemnifications                                            13

Section 14 General Provisions                                            15

       14.1 Acknowledgment                                               15
       14.2 Alterations and Waivers                                      15
       14.3 Attorneys' Fees                                              16
       14.4 Post Judgment Fees                                           16
       14.5 Authority to Execute                                         16
       14.6 Choice of Laws                                               16
       14.7 Confidentiality                                              16
       14.8 Counterparts                                                 16
       14.9 Cumulative Rights                                            16
       14.10 Enforceability and Severability                             16
       14.11 Entire Agreement                                            16
       14.12 Exhibits                                                    17
       14.13 Fictitious Business Name                                    17
       14.14 Further Acts                                                17
       14.15 Recitals                                                    17
       14.16 Arbitration                                                 17
       14.17 Survival                                                    17
       14.18 Headings                                                    17
       14.19 Assignability                                               17
       14.20 Notices                                                     17
       14.21 Parties                                                     17
       14.22 Time of Essence                                             18
       14.23 Costs of Transaction                                        18


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 21, 2000 (the "Execution Date"), is entered into by and among AVENUE ENTERTAINMENT GROUP, a Delaware corporation (the "Parent"), LCA ACQUISITION SUBSIDIARY, INC., a California corporation (the "Subsidiary"), LCA PRODUCTIONS, INC., a Nevada corporation ("LCA"), and DOUBLE BAY ENTERTAINMENT, INC., a Nevada corporation and the holder of all of the issued and outstanding shares of stock of LCA ("DBE").

         WHEREAS, the Boards of Directors of Parent, Subsidiary, LCA and DBE deem the merger of LCA into Subsidiary on the terms herein set forth to be desirable and in the best interests of their stockholders and have approved this Agreement, and the boards of directors (or other governing body) of Subsidiary, LCA and DBE have directed that the Agreement be submitted to their respective stockholders for approval.

         NOW, THEREFORE, Subsidiary and LCA agree that LCA shall be merged into Subsidiary, which shall be the surviving corporation, and that the plan, terms and conditions of such merger shall be as follows:

                              Section 1 Definitions

         This Section 1 sets forth certain defined terms used from time to time in this Agreement. Additional terms are defined in the text of the Agreement.

         "Affiliate" shall mean: (a) any corporation, association, partnership, joint venture, limited liability company, other organization or entity (i) for which a party, directly or indirectly, owns 10% or more of the voting stock of such entity or otherwise owns 10% or more of the equity interests in such entity, or (ii) for which a party has the capacity to cause the direction and management of the policies or operations of such entity, whether through ownership of voting securities, partnership interests or other debt or equity securities, employment contracts or relationships, or other means.

         "Best Knowledge" shall mean the actual knowledge of the officers of a party, plus such additional knowledge as might be obtained through discussions with the officers and employees of such party and a review of the business records of such party (in each case tailored, as reasonably appropriate, in order to assess all material information with respect to the subject topic).

         "Closing Date" shall mean November 22, 2000 or such later date as may be selected by Parent, with the approval of LCA (which approval shall not be unreasonably withheld); provided, however, that the Closing Date shall take place no later than November 30, 2000.

         "Constituent Corporations" shall mean Subsidiary and LCA.

         "Merger" shall mean the merger of LCA into Subsidiary as contemplated by Section 2.2 hereof.

         "Parent Stock" shall mean the common stock, par value $.001 per share, of Parent.

         "Transaction   Documents"  means  this  Agreement  and  any  additional
agreement or instrument required to be executed and delivered by a party pursuant to the terms of any of the foregoing.

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                        Section 2 The Merger Transactions

         2.1 The Merger. On the Closing Date, LCA shall be merged into Subsidiary (Subsidiary being the surviving corporation), the separate existence of LCA shall cease and Subsidiary as the surviving corporation shall continue its corporate existence under the laws of the State of Delaware under the name of LCA Acquisition Sub, Inc., or such other name as may thereafter be determined by its Board of Directors. Subsidiary shall possess (i) all the rights, privileges, powers and franchises of a public as well as private nature and be subject to all of the restrictions and duties of LCA; (ii) all rights, privileges, powers, and franchises of LCA and all property, real, personal, tangible and intangible belonging to LCA shall be vested in Subsidiary; and
(iii) all property, rights, privileges, powers, and franchises and every other interest shall be the property of Subsidiary as they were of LCA, and the title to any real estate vested by deed or otherwise in LCA shall not revert or be in any way impaired by reason of this Merger, provided that all rights of creditors, and all liens upon any property of LCA, shall be preserved unimpaired and all debts, liabilities and duties of LCA shall thenceforth attach to Subsidiary and may be enforced against Subsidiary to the same extent as if said debts, liabilities and duties had been incurred or contracted by Subsidiary. The parties intend for the Merger to qualify as a tax free reorganization or tax-free exchange under the Internal Revenue Code of 1986, as amended (the "Code").

                  Without limiting the generality of the foregoing, the parties understand and agree that DBE has developed and owns all right, title and interest in and to a series of proposed theatrical quality, feature length motion picture projects known as "The Adventures Of . . ." (the "Film Series"), including all ancillary rights therein and thereto, all as more particularly described in Appendix A attached hereto and incorporated herein ("Appendix A"). In connection with the Film Series, DBE has engaged LCA to manage and supervise, on DBE's behalf, the production of the first four (4) films in the Film Series, tentatively entitled "The Adventures of a Boy Named Arthur," "The Adventures of a Girl Named Guinevere," "The Adventures of a Boy Named Parsifal," and "The Adventures of a Boy Named Lancelot," and also to produce additional films in the Film Series, pursuant to a that certain Production Services License Agreement between DBE and LCA dated as of October 15, 2000, a copy of which is attached hereto and incorporated herein, as the same may be hereafter modified or amended by the mutual agreement of Subsidiary and DBE (the "Production Agreement"). Following the Closing, Subsidiary shall be entitled to all of the benefits and rights, including, but not limited to, the right to receive any and all compensation, payments, fees, reimbursements and profit participation rights under the Production Agreement, and shall perform all of the services and obligations of LCA under the Production Agreement. Without limiting the foregoing, the rights to which LCA shall be entitled under and pursuant to the Production Agreement shall include, without limitation, the right to provide production services in connection with any sequels, remakes, spinoffs, additional films in the Film Series and television rights.

         2.2 Use of Name; Certificate of Incorporation and Bylaws. The parties agree to take whatever actions Subsidiary deems necessary or appropriate to ensure that the "LCA Productions, Inc." name is available to Subsidiary for its use from and after the Closing. By way of example only, within the discretion of Subsidiary, (a) the certificate of incorporation of Subsidiary may be amended, by changing Article I thereof so as to read in its entirety as follows: "The name of the corporation is LCA Productions, Inc." or (b) Subsidiary may use such name as a d.b.a. The certificate of incorporation and bylaws of Subsidiary in effect immediately prior to the Closing otherwise shall continue to be the certificate of incorporation and bylaws of Subsidiary, as the surviving corporation, from and after the Merger (subject to the rights under applicable law of the stockholders and the board of directors of Subsidiary to effect changes thereto in their sole discretion).

         2.3 Conversion and Exchange of Shares. The manner of converting or exchanging the shares of stock of each of the Constituent Corporations in connection with the Merger shall be as follows:

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                  (a) The Merger  shall effect no change in any of the shares of
Subsidiary stock, and none of its shares shall be converted or issued as a result of the Merger.

                  (b) As a result of the Merger, the capital stock of LCA outstanding immediately prior to the Merger will be converted in the aggregate into the right to receive 800,000 of shares of Parent Stock (subject to any adjustment required pursuant to Section 6 below).

                  (c) DBE acknowledges and agrees that, as of the Closing Date, the Parent Stock to be provided pursuant to this Agreement shall not have been registered or qualified in accordance with applicable federal or state securities laws as of the date of issuance. Notwithstanding this provision, however, Parent agrees that, prior to December 31, 2000, Parent will cause to be filed a registration statement.

         2.4 Closing. The Closing shall be held at the principal offices of Parent, unless another place is agreed upon in writing by the parties; it being understood that deliveries of the documents contemplated by this Section 2.4 may be effected by U.S. mail, overnight courier or facsimile (to be followed by mail or overnight courier). In connection with the Closing, the parties shall cause the following steps to be taken:

                  (a) Subsidiary and LCA shall file an Agreement of Merger substantially in the form of Exhibit "A" attached hereto (the "Agreement of Merger"). The Agreement of Merger shall be executed and filed in the office of the Secretary of State for the State of California.

                  (b) Subsidiary shall deliver to DBE 400,000 shares of Parent Stock described in Section 2.3(b) hereof. The remaining 400,000 shares of Parent Stock (the "Additional Shares") will be held by Parent in accordance with the provisions of Section 6 of this Agreement.

                  (c) DBE shall surrender to Subsidiary for cancellation the certificates or other evidence of ownership representing all of the issued and outstanding shares of stock in LCA. Until so presented and surrendered, each certificate (or other evidence of ownership) which represents shares of stock in LCA shall be deemed for all purposes to evidence ownership of the Parent Stock into which such shares have been converted pursuant to the Merger. However, until surrender of the certificates or other evidence of ownership in LCA, DBE shall not be entitled to vote any shares of Parent Stock acquired hereunder at any meeting of Parent's stockholders.

         2.5 Further Assurances. From time to time as and when requested by Parent, Subsidiary or their respective successors or assigns, DBE and the officers of LCA last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary to vest or perfect in or to confirm or record or otherwise, Subsidiary's title to, and possession of, all the property, interests, assets, rights, privileges, powers, franchises, and authority of LCA, and otherwise to carry out the purposes of this Agreement.

         Section 3 Representations and Warranties of LCA and DBE

         LCA and DBE each represent and warrant to Parent and Subsidiary that the following are and shall be true and correct as of the date hereof, and will be true and correct as of the Closing Date:

         3.1 Shareholders. DBE is the only shareholder of LCA. DBE further represents and warrants that as of the Execution Date, it owns all of the issued and outstanding shares of LCA free and clear of all liens, encumbrances and any liabilities.

         3.2 Corporate Organization and Good Standing. LCA and DBE are each a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it presently is being conducted and to own and lease its properties and assets. LCA is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Copies of the Articles of Incorporation and Bylaws of LCA, and all amendments thereto, heretofore delivered to Parent are accurate and complete.

         3.3 Capitalization. As of the Execution Date, 1,000 shares in LCA were issued and outstanding, and all such shares were validly issued, fully paid and non-assessable. As of the Closing Date, 1,000 shares in LCA will be issued and outstanding, all of which will be issued to DBE, and all of such shares will be fully paid and nonassessable and will be free and clear of any and all liens, encumbrances and liabilities. There are no options, warrants or rights outstanding of any kind to purchase or acquire shares or any other equity interest in LCA, and there will be none as of the Closing Date.

         3.4 Subsidiaries. LCA has no subsidiaries and LCA has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity, and will have none as of the Closing Date.

         3.5 Financial Statements. LCA's balance sheet as of October 31, 2000, a copy of which has previously been delivered to Parent and Subsidiary (collectively, the "Balance Sheet"), fairly presents in all material respects the financial condition of LCA as of said dates and the results of its operations for the periods then ended, on an accrual basis and in conformity with generally accepted accounting principles consistently applied for the periods covered. The accounts receivable set forth on the Balance Sheet, if any, represent bona fide claims of LCA against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts (as defined below) or customer requirements. Such accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor.

         3.6 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in LCA's Balance Sheet, as of the Closing Date LCA will not have any liabilities or obligations (secured, unsecured, contingent or otherwise). LCA does not have any liabilities, obligations or indebtedness to any Shareholder or any other person, other than any obligations under or pursuant to the Production Agreement.

         3.7 Absence of Certain Changes. (a) LCA has not incurred, since the date of the Balance Sheet, any additional liabilities or accrued payables, and
(b) there have been no material adverse changes in the business, properties, or financial condition of LCA since October 30, 2000. Specifically, since October 30, 2000, there have been (i) no sales, assignments or transfers of any of the assets of LCA; (ii) no failure to repay any material obligation of LCA; (iii) no changes in accounting methods or practices by LCA affecting its assets, liabilities or business; and (iv) no issuance by LCA of, or commitment of LCA to issue, any shares or other equity securities. DBE acknowledges that it has no claims of any nature against LCA, Parent or Subsidiary arising out of the business of LCA, any indebtedness of LCA to it or the relationship between LCA and it, including, but not limited to, any claim for breach of contract, unpaid monies, or recovery of possession of personal property. DBE further acknowledges that it has not heretofore assigned, transferred or purported to transfer to any person or entity any obligation, liability, claim, demand, action or cause of action against LCA, Parent or Subsidiary.

         3.8 Litigation. There is no litigation, proceeding, or investigation pending or, to the Best Knowledge of DBE or LCA, threatened against LCA. In addition, LCA and DBE have no knowledge of any facts or circumstances that could lead to any such litigation or arbitration against LCA (including, without limitation, litigation or arbitration that might be brought by past or present employees of LCA), which, if decided adversely, could have a material adverse effect on LCA.

         3.9 Contracts. LCA is not a party to any contract other than the Production Agreement. LCA and DBE have each duly performed all of its respective obligations under the Production Agreement to the extent those obligations to perform have accrued, and no material violation of, or material default or breach under the Production Agreement by LCA or DBE has occurred.

         3.10 Title and Leases. LCA has good and valid title to all property included in the Balance Sheet, and will have good and marketable title thereto as of the Closing Date. LCA is not a party to any lease, mortgage, encumbrance, or lien of any kind.

         3.11 Condition of Tangible Assets. Any tangible assets of LCA are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material), are sufficient for the operation of LCA's business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of LCA.

         3.12 Tax Returns and S Corporation Status. Any federal income tax returns of LCA that are required to have been filed by LCA, if any, have been filed with the Internal Revenue Service, and LCA has provided Parent with accurate and complete copies of any such federal and state income tax returns filed for LCA. LCA has reserved adequate amounts to cover any federal and state taxes that may be assessed against LCA in respect of its business and its operations during the periods prior to the Closing Date.

         3.13 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger will constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of LCA is subject or by which LCA is bound, except for breaches or defaults which in the aggregate would not have a material adverse effect on LCA's properties, business operations or financial condition. LCA has complied with and is not in violation of any applicable federal, state or local laws and regulations affecting the operation of its business, except
(i) for any such noncompliance which in the aggregate would not have a material adverse effect on LCA's properties, business operations or financial condition and (ii) the provisions of this Section 3.13 shall not apply to environmental laws, which are the subject of Section 3.16 hereof.

         3.14 Consents and Approvals. Except as specifically contemplated by this Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by DBE or LCA in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.15 Authority. DBE has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his or her obligations hereunder. LCA has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by LCA and DBE, and the consummation by LCA and DBE of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of LCA and DBE. No other proceedings, on the part of DBE or LCA are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by DBE and LCA and is a legal, valid and binding obligation of DBE and LCA enforceable against each of them in accordance with its terms.

         3.16 Hazardous Waste and Materials. LCA has been in compliance with all environmental laws including, but not limited to, those spelled out in the Comprehensive Environmental Resource Compensation and Liability Act, 42 U.S.C. ss.9600 et seq., Resources Conservation and Recovery Act, 42 U.S.C., ss.6900 et seq., Clean Water Act, 33 U.S.C. ss.1251 et seq., as well as other federal, state and local laws which relate to the creation, storage and disposal of hazardous materials (except to the extent that noncompliance therewith would not have a material adverse effect upon the properties, business operations or financial condition of LCA). There are no claims pending or, to the Best Knowledge of DBE or LCA, threatened, by any person or agency, against LCA or any property owned or leased by LCA under any environmental laws (and no circumstances have occurred which could form the basis for any such claims). LCA has not created, utilized, stored nor disposed of, or suffered the existence of, any material or substance which may be hazardous on any property or land owned or leased by LCA, except in accordance with all applicable laws and in the ordinary course of its business.

         3.17 Employee and Employee Benefit Matters. As of the date of this Agreement, LCA has no employees and is not a party to any employee benefit plans including, but not limited to, pension, stock bonus, 401(k), employee stock ownership, money purchase, stock option, cafeteria, medical expense reimbursement or phantom stock plans.

         3.18 Proprietary Rights. LCA does not own any domestic or foreign federal, state and foreign registrations of trademarks, patents or copyrights or other marks, trade names or other trade rights, or any pending applications for any such registrations, patents and copyrights (collectively, "Proprietary Rights"). LCA does not have any obligation to compensate any person for the use of any Proprietary Rights, nor has LCA granted to any person any license, option or other rights to use in any manner any Proprietary Rights, whether requiring the payment of royalties or not.

         3.19 Insurance. LCA has maintained all necessary policies of fire, liability, title, worker's compensation and product liability which relate to its business, the assets of the business and its employees. Such insurance provides, and during such period provided, coverage to the extent and in the manner as may be required by law and by any and all Contracts to which LCA is a party. LCA is not in default under any of such policies or binders, and LCA has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no existing facts or circumstances upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised LCA that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder. There are no outstanding unresolved claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

         3.22 Reliance. DBE, either alone or with a purchaser representative (as such term is defined in Rule 501(h) under the Securities Act), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Stock it will receive pursuant hereto. LCA and DBE, and their respective advisors, have been given access to public information to permit them to fairly and adequately analyze the respective businesses, properties, assets and liabilities of Parent and Subsidiary, and to make an informed assessment as to the appropriateness and commercial reasonableness of the transactions contemplated hereby. Based upon their independent review of such information, LCA and DBE have determined to proceed with the transactions contemplated hereby without reliance upon any representations or warranties of Parent and Subsidiary except as specifically set forth herein and in the public records and securities filings of Parent.

         3.23 Merger Consideration. The Parent Stock to be delivered at the Closing, and any of the Parent Stock delivered thereafter as provided herein, is being acquired for DBE's own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws. The headquarters of Parent and Subsidiary are located in California. All material negotiations relating to this Agreement and the transactions contemplated hereby occurred in the State of California. DBE and LCA each understand that, except as may be expressly provided in the Registration Rights Agreement, the Parent Stock to be delivered at the Closing and any Parent Stock that may be delivered to DBE following the Closing is not registered under the Securities Act or any state securities law and must be held unless and until such time as it is subsequently registered thereunder or an exemption from such registration is available. DBE further understands that, except as otherwise provided in this Agreement, (i) the Parent Stock to be delivered at the Closing and thereafter is not being registered under the Securities Act or any state securities law in part on the grounds that the issuance thereof is exempt under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as a transaction by an issuer not involving any public offering; and (ii) that Parent's reliance on such exemption is predicated in part on the foregoing representations and warranties of DBE and that in the view of the Securities and Exchange Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, DBE contemplates acquiring any of the Parent Stock for sale upon the occurrence or non-occurrence of some predetermined event. DBE understands and acknowledges that the sale of the Parent Stock may be restricted or limited by the qualification or listing requirements of any securities exchange upon which the common stock of Parent may subsequent to Closing become designated or listed for trading.

         3.24  Restrictive   Legend.   DBE  understands  that  the  certificates
representing the Parent Stock shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREUNDER. THE REGISTERED HOLDER OF SUCH SHARES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SHARES UNTIL EITHER: (1) THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR (2) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES AND DISPOSITION HAS BECOME EFFECTIVE UNDER THE ACT."

         3.26 Full Disclosure. None of the representations and warranties made by LCA and DBE contain or will contain any untrue statement of a material fact or omit any material fact, the omission of which would be misleading. To the Best Knowledge of DBE and LCA, none of the representations and warranties made by the other contain or will contain any untrue statement of a material fact or omit any material fact, the omission of which would be misleading.

         3.27 Legal and Tax Advice. LCA and DBE have had an opportunity to discuss this Agreement with counsel of their respective choosing, and to have the legal consequences of the Transaction Agreements and the transactions contemplated thereby explained by such counsel. DBE has also had an opportunity to seek and obtain the advice of competent tax professionals with respect to the tax consequences of the Transaction Agreements and the transactions contemplated hereby. Neither LCA nor DBE is relying upon Parent, Subsidiary or any of their respective stockholders, directors, officers, employees, attorneys, accountants, agents or representatives for purposes of interpreting the provisions of the Transaction Agreements or assessing the consequences hereof.

               Section 4 Representations and Warranties of Parent

         Parent represents and warrants to LCA and DBE that the following are and shall be true and correct as of the date hereof and the Closing Date:

         4.1 Corporate Organization, Good Standing, and Capitalization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power to own its properties and to carry on its business as now being conducted. As of the Effective Date, (a) Parent's authorized capital stock consisted of Fifteen Million (15,000,000) shares of common stock, $.01 par value per share, of which 4,591,030 fully paid and nonassessable shares were issued and outstanding, and
(b) warrants, options, rights or conversion privileges permitting the holders to acquire an additional One Million Three Hundred Fifty-two Thousand (1,352,000) shares of common stock were outstanding.

         4.2 Authority. This Agreement has been approved of by all necessary corporate action of Parent. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Parent or any agreement or instrument to which Parent is a party or by which it is bound.

         4.3 Consents and Approvals. Except as specifically contemplated by this Agreement and except for consents already obtained, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Parent in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, it is expressly understood by the parties that the consent of the American Stock Exchange to the transactions contemplated in this Agreement will be required prior to the Closing.

         4.4 Shares to Be Issued. The shares of Parent Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid, and nonassessable. Such shares, however, will not be registered under the Securities Act of 1933, as amended.

         4.5 No Material Adverse Change. Since the date of its last filing pursuant to the Securities Exchange Act of 1934, as amended, there has not been any change in the business, assets, operations, or financial condition of Parent nor its consolidated subsidiaries, if any, that materially adversely affects the business of Parent and its consolidated subsidiaries, if any, as a whole.

             Section 5 Representations and Warranties of Subsidiary

         Subsidiary represents and warrants to LCA and DBE that the following are and shall be true and correct as of the Execution Date and the Closing Date:

         5.1 Corporate Organization, Good Standing, and Capitalization. On the Closing Date, Subsidiary shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with authorized capital stock of 100,000 shares of common stock, par value $.01, 10,000 of which shall be issued, outstanding, and owned by Parent (with no other shares issued or outstanding).

         5.2 Authority. This Agreement has been approved of by the Board of Directors of Subsidiary. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Subsidiary or any agreement or instrument to which Subsidiary is a party or by which it is bound.

         5.3 Consents and Approvals. Except as specifically contemplated by this Agreement, and other than the consent of the American Stock Exchange which will be required prior to the Closing, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 Liabilities. Subsidiary has no liabilities except liabilities for organizational expenses and expenses in connection with the Merger contemplated by this Agreement.

         5.5 Continued Activity. Following the Merger, Subsidiary will continue the active conduct of the business to be acquired from LCA, specifically including, but not limited to, continuation of all of the obligations and services under and pursuant to the Production Agreement, and has no plan or intention to liquidate or sell its assets other than in the ordinary course of business.

                           Section 6 Additional Shares

         6.1 Issuance of Additional Shares. In addition to the 400,000 shares of Parent Stock to be issued and delivered to DBE at the Closing, within three (3) business days following the "first draw down" by Subsidiary of the Production Financing for the Film Series, as defined and described in Attachment A, Parent shall cause to be issued and deliver to DBE a certificate representing all of the 400,000 Additional Shares, less any of the Additional Shares previously issued and delivered to DBE pursuant to Section 6.2, below.

         6.2 Further Rights of DBE to Receive Additional Shares. Notwithstanding the foregoing, however: (a) if the closing price of Parent's common stock on the American Stock Exchange or any other national exchange on which Parent's stock is then trading ("Closing Price") on the date that is thirty (30) days following the Closing Date does not exceed $0.50 per share, then within three (3) business days thereafter, Parent shall cause to be issued and deliver to DBE a certificate representing 330,000 of the Additional Shares; and (b) if the Closing Price of Parent's common stock on the American Stock Exchange on the date that is sixty (60) days following the Closing Date is greater than $0.50 per share, but does not exceed $0.75 per share, and provided that DBE did not receive the 330,000 Additional Shares pursuant to Section 6.2(a), above, then Parent shall cause to be issued and deliver to DBE a certificate representing 247,500 of the Additional Shares, and all of the remaining Additional Shares will continue to be held in accordance with the provisions of this Agreement; and (c) if the Closing Price of Parent's common stock on the American Stock Exchange on the date that is ninety (90) days following the Closing Date is greater than $0.75 per share, but does not exceed $1.00 per share, and if DBE did not previously receive at least 165,000 of the Additional Shares pursuant to
Section 6.2(a) and 6.2(b), above, then Parent shall cause to be issued and deliver to DBE a certificate representing an amount equal to 165,000 of the Additional Shares, less any of the Additional Shares that were issued to DBE pursuant to Section 6.2(a) or 6.2(b), above, with the remainder of all of the Additional Shares continuing to be held in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the parties understand and agree that a minimum of 70,000 of the Additional Shares, together with any of the Additional Shares not delivered to DBE in accordance with this Section 6.2, shall continue to be held by Parent until the "first draw down" by Subsidiary of the Production Financing for the

Film Series, and in no event shall the number of Additional Shares to be issued and delivered to DBE pursuant to this Section 6.2 exceed 330,000 Additional Shares.

         6.3 Expiration of Rights to Receive Additional Shares. In the event that DBE has not vested the right to receive all 400,000 of the Additional Shares as provided in Section 6.1 and 6.2 above by October 31, 2005 (the "Additional Share Reversion Date"), then DBE's right to receive any such remaining Additional Shares shall thereupon immediately terminate, expire and be of no further force or effect and any such remaining Additional Shares shall, as of the Additional Share Reversion Date, automatically revert to Parent and remain as authorized but unissued shares, and may thereafter be disposed of as determined by the Parent in its discretion, subject to applicable laws, rules and regulations.

              Section 7 Conduct of LCA and DBE Pending the Closing

         LCA and DBE  agree  that  between  the date of this  Agreement  and the
Closing:

         7.1 Certificate of Incorporation and Bylaws. No change will be made in LCA's certificate of formation or operating agreement.

         7.2 Capitalization. LCA will not make any change in its authorized or issued shares in LCA, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its issued shares.

         7.3 Additional Actions. DBE and LCA each agree to take all steps reasonably appropriate (by unanimous written consent or otherwise) to approve the transactions contemplated hereby and to cause the other to consummate the transactions contemplated hereby.

         7.4 Conduct of Business. LCA and DBE will each maintain and preserve the business organization, employee relationships, and goodwill of LCA intact, and will not, without the written consent of Parent and Subsidiary, enter into any contracts or other commitments, amend any existing contracts, including, but not limited to any employment contract or other commitment, borrow money, make loans, or sell any of LCA's assets. LCA and DBE further agree that any expenses to be borne by LCA in connection with the transactions contemplated hereby shall be paid prior to the Closing.

         7.5 No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, DBE and LCA shall not, and shall cause each of its representatives (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than Parent and its representatives, concerning any sale of all or a portion of the assets or the business of LCA, or of any units representing shares in LCA, or any merger, consolidation, liquidation, dissolution or similar transaction involving LCA (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). DBE and LCA shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to LCA or any of its subsidiaries for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction. DBE and LCA hereby represent that they are not now engaged in discussions or negotiations with any party other than Parent with respect to any of the foregoing. DBE and LCA shall notify Parent promptly (orally and in writing) if any such written offer, or any inquiry or contact with any person with respect thereto, is made and shall provide Parent with a copy of such offer and shall keep Parent informed on the status of any negotiations regarding such offer. DBE and LCA each agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which LCA is a party. DBE and LCA will promptly notify Parent if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Parent of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party.

         7.6 Notification of Certain Matters. From the date hereof through the Closing, DBE and LCA shall give prompt notice to Parent of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of DBE, LCA or any of their respective affiliates, or of any of their respective stockholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

         7.7 Information. LCA and DBE will furnish Parent and Subsidiary, or their representatives, with all information reasonably requested by Parent or Subsidiary prior to the Closing concerning LCA or DBE in connection with the transactions contemplated by this Agreement.

         7.8 Announcement. Prior to the Closing, neither LCA nor DBE will make any announcement or other statement to the public without the prior approval of Parent, and LCA will promptly forward to Parent a copy of any general announcement or statement to its employees, customers, or suppliers concerning the transactions covered by this Agreement; provided, however, that any party may make such statements or announcements as required by law so long as such party takes commercially reasonable efforts to provide the other parties with an opportunity to review and comment upon such required statements or announcements.

        Section 8 Covenants of Parent and Subsidiary Pending the Closing

         Parent  and  Subsidiary  agree  that  between  the date  hereof and the
Closing:

         8.1 Written Consent of Subsidiary's Sole Stockholder. Parent will vote all the outstanding shares of common stock of Subsidiary in favor of the Merger by written consent dated as of a date prior to the Closing Date.

         8.2 Information. Parent will furnish LCA and DBE with all non-confidential information reasonably requested by LCA or DBE prior to the Closing concerning Parent or Subsidiary in connection with the transactions contemplated by this Agreement.

         8.3 Contribution to Subsidiary. Parent will contribute to Subsidiary such Parent Stock as may be required in order for Subsidiary to make the payments contemplated to be made on the Closing Date by Section 2.3 hereof, and will take all necessary action to authorize and, if applicable, issue and deliver to DBE the Additional Shares pursuant to Section 6 hereof.

          Section 9 Conditions to Obligations of Parent and Subsidiary

         The obligations of Parent and Subsidiary to effect the Merger are, at the option of Parent or Subsidiary, subject to the following conditions:

         9.1 Representations and Warranties True. The representations and warranties of DBE and LCA contained herein shall be true at and as of the date hereof and the Closing Date with the same effect as though made at and as of such dates. DBE and LCA shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing and LCA and DBE shall have delivered to Parent and Subsidiary certificates dated as of the Closing Date and signed by their respective president, to both such effects.

         9.2 Absence of Litigation. There shall be no actual or threatened litigation against LCA and no actual or threatened litigation against DBE to restrain or invalidate the Merger or any other transaction contemplated in this Agreement.

         9.3 Requisite Approvals and Consents. The consent of any other party to the transfer to Subsidiary of all the rights of LCA in, to, and under any contract, agreement, lease, or other instrument and any property or asset, tangible or intangible, pursuant to the Merger contemplated by this Agreement, including, but not limited to all rights under and pursuant to the Production Agreement, shall have been obtained or waived.

         9.4 Governmental Permits. All governmental and other regulatory body authorizations and permits necessary for the consummation of the Merger shall have been secured.

         9.5 Due Diligence. In the reasonable discretion of Parent, Parent shall be satisfied with the results of a good faith diligence review of LCA's books and records, financial statements, and other records and accounts of LCA's business.

         9.6 Deliveries. Parent shall have received from DBE and LCA the documents and instruments contemplated by Section 2.4 hereof.

               Section 10 Conditions to Obligations of LCA and DBE

         The obligations of LCA and DBE to effect the Merger as provided herein are, at the option of LCA and DBE, subject to the conditions that:

         10.1 Representations and Warranties True. The representations and warranties of Parent and Subsidiary contained herein shall be true at and as of the date hereof and the Closing Date with the same effect as though made at and as of such dates. Parent and Subsidiary shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing and Parent and Subsidiary shall have delivered to LCA and DBE a certificate, dated the Closing Date and signed by the president and secretary of Parent and Subsidiary, to both such effects.

         10.2 Absence of Litigation. There shall be no actual or threatened litigation to restrain or invalidate the Merger or any other transaction contemplated in this Agreement.

         10.3 Requisite Approvals and Consents. The consent of any other party, including but not limited to the consent of the American Stock Exchange, necessary for the transfer to Subsidiary of all the rights of LCA in, to and under any contract, agreement, lease, or other instrument and any property or asset, tangible or intangible, pursuant to the Merger contemplated by this Agreement, including but not limited to all rights under or pursuant to the Production Agreement, shall have been obtained or waived.

         10.4 Governmental Permits. All governmental and other regulatory bodies' authorizations and permits necessary for the consummation of the Merger shall have been secured.

         10.5 Deliveries. DBE and LCA shall have received from Parent and Subsidiary the documents and instruments contemplated by Section 2.4 hereof.

                             Section 11 Termination

         11.1 Circumstances of Termination. This Agreement may be terminated prior to Closing:

                  (a) By the mutual consent in writing of the Board of Directors (or other governing body) of LCA and Parent.

                  (b) By the Board of Directors (or other governing body) of LCA if any condition provided in Section 10 hereof has not been satisfied or waived on or before the Closing.

                  (c) By the Board of Directors of Parent if any condition provided in Section 9 hereof has not been satisfied or waived on or before the Closing.

         11.2 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 11.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, stockholders and Shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.

                     Section 12 Certain Post-Closing Matters

         12.1 Limitations on Sales of Parent Stock. DBE agrees it they will not sell, convey an interest in or otherwise encumber the shares of Parent Stock issued to it in except in accordance with applicable federal and state securities laws, rules and regulations.

         12.2 Restrictive Legends. Parent agrees that it will instruct its transfer agent to permit transfers of the shares of Parent Stock issued pursuant hereto and pursuant to the Transaction Documents to the extent required under the Securities Act or other applicable federal and state securities laws, rules and regulations.

         12.3 Board of Directors of Subsidiary. Following the Closing, the Board of Directors of Subsidiary shall consist of five (5) members. DBE shall have the right to designate two (2) of such members of the Board and Parent shall have the right to designate the remaining three (3) members of the Board.

                           Section 13 Indemnification

         13.1     Indemnifications.

                  (a) By DBE. DBE shall indemnify, protect, defend, save and hold harmless Parent, Subsidiary and each of their respective affiliates and subsidiaries, and its and their respective representatives, from and against any and all costs, losses (including, without limitation, diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, losses in connection with any environmental law (including, without limitation, any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation made by LCA or DBE in or pursuant to this Agreement or (ii) any breach of any covenant or agreement made by LCA or DBE in or pursuant to this Agreement provided, however, that said indemnity shall not apply to any Damages to the extent that they arise out of the negligence, gross negligence or willful misconduct of Parent or Subsidiary.

                  The term "Damages" as used in this Section 13.1 is not limited to matters asserted by third parties against LCA, Subsidiary or Parent, but includes Damages incurred or sustained by LCA, Subsidiary or Parent in the absence of third party claims. Payments to third parties by Parent, Subsidiary or LCA of amounts for which Parent, Subsidiary or LCA are indemnified hereunder, shall not be a condition precedent to recovery. DBE's obligation to indemnify Parent, Subsidiary or LCA, and Parent's obligation to indemnify DBE, shall not limit any other rights, including, without limitation, rights of contribution that either party may have under statute or common law.

                  (b) By Parent. Parent shall indemnify, protect, defend and save and hold harmless DBE from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation made by Parent in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Parent in or pursuant to this Agreement or (iii) operation of the business by Parent or Subsidiary from and after the Closing Date; provided, however, that said indemnity shall not apply to any Damages to the extent that they arise out of the negligence, gross negligence or willful misconduct of DBE.

                  The term "Damages" as used in this Section 13.1 is not limited to matters asserted by third parties against DBE, but includes Damages incurred or sustained by DBE in the absence of third party claims. Payments to third parties by DBE of amounts for which DBE is indemnified hereunder, shall not be a condition precedent to recovery. Parent's obligation to indemnify DBE, and DBE's obligation to indemnify Parent and Subsidiary, shall not limit any other rights, including, without limitation, rights of contribution that either party may have under statute or common law.

                  (c) Defense of Claims. If a request for defense and/or indemnity is to be made against the indemnifying party, the party asserting a right to such defense and indemnity shall give written notice ("Notice") to the indemnifying party as soon as practicable after becoming aware that a third-party suit alleging claims which would constitute Damages under Section
13.1 or 13.2 has been initiated (and in any event within fifteen (15) calendar days after receiving service of the operative documents initiating suit). The failure to give timely Notice shall not affect the rights and obligations to defense and indemnity hereunder, except, and only to the extent that the indemnifying party is able to demonstrate actual prejudice caused by such failure to provide Notice. After receiving such Notice, if the indemnifying party provides written notification to the party to be indemnified that it will timely defend and indemnify the party to be indemnified in full for all reasonable defense costs (including investigative costs and expenses) and Damages incurred in connection with such suit, and evidence or assurances reasonably satisfactory to the indemnified party as to the indemnifying party's capacity to perform such obligations in full, then the indemnifying party shall be entitled, if it so elects in writing, (i) to assume control of the defense of such suit, (ii) to appoint counsel of its own choosing to defend the suit, provided that the party to be indemnified consents to such appointment (such consent not to be unreasonably withheld) and (iii) to settle such suit with the written consent of the indemnified party (such consent not to be unreasonably withheld). If the indemnifying party fails to agree to defend and indemnify the party to be indemnified in full within fifteen (15) calendar days after receipt of the Notice and to provide such reasonable evidence or assurance as to the indemnifying party's capacity to perform such obligations, then the party requesting defense and indemnity will (upon delivering Notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense and settlement of such suit on behalf of and for the account and risk of the indemnifying party; provided, however, that such suit shall not be settled without the written consent of the indemnifying party (such consent not to be unreasonably withheld). In the event the party to be indemnified assumes the defense of the suit, the party to be indemnified will keep the indemnifying party reasonably informed regarding the status of the suit. The indemnifying party shall reimburse the party to be indemnified (1) for all reasonable defense costs, including investigative costs, and to pay such defense costs and expenses in a timely manner within thirty (30) days of receiving invoices from the party to be indemnified and (2) for all Damages incurred by the party to be indemnified. To the extent that the indemnifying party and the party to be indemnified dispute that a third-party suit alleges wrongdoing that potentially falls within the scope of this section, the indemnifying party may reserve a right to seek recoupment of defense costs paid pursuant to this section in the event that a court subsequently determines that no coverage existed based upon the third-party suit's allegations and/or facts. Likewise, to the extent that the indemnifying party and the party to be indemnified dispute the indemnifying party's duty to indemnify, the indemnifying party may reserve a right to seek recoupment of monies paid to resolve or satisfy the third-party suit. Notwithstanding the above, the indemnifying party shall have a duty to defend, without right of recoupment, any suit alleging wrongdoing that potentially falls within the scope of this section even if such suit is groundless, false or fraudulent.

                  (d) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of any suit or action and any appeal arising therefrom for which the indemnifying party is providing defense in accordance with Section 13.1(c); provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                  (e) Brokers and Finders.  Pursuant to the  provisions  of this
Section 13, each of DBE and Parent shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby. The indemnity provided by Parent hereunder shall include indemnification for any such items payable by, or arising out of the conduct of, Subsidiary, and the indemnity provided by DBE hereunder shall include any such items payable by, or arising out of the conduct of, LCA.

                  (f) Limitation. No party shall be liable for any Damages under this Section 13 (other than costs incurred in performance of defense obligations in accordance with Section 13.1(c) hereof) until such Damages exceed Ten Thousand Dollars ($10,000) in the aggregate, in which case such indemnifying party will be liable to the indemnified party for all Damages in excess of Ten Thousand Dollars ($10,000).

                          Section 14 General Provisions

         14.1 Acknowledgment. The parties acknowledge that they have read this Agreement in its entirety, understand its contents, and sign it freely and voluntarily. The parties affirm that neither party, nor their representatives, have made any representations concerning the terms or effects of this Agreement other than those contained herein. The parties further acknowledge that they have negotiated with each other over the terms and language of this Agreement and the other Transaction Agreements and have had the opportunity to consult with an attorney or attorneys of their own choosing prior to executing this Agreement. The rule of construction and interpretation that provides that any ambiguity or drafting error is to be construed against the drafting party and in favor of the interpretation advocated by the non-drafting party is waived and it is deemed that all parties hereto co-equally drafted this Agreement.

         14.2 Alterations and Waivers. No alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by the parties hereto. Further, the failure of either party at any time to enforce any of the provisions of this Agreement, or any rights it may have in respect thereto, or to exercise any right herein provided, shall in no way be considered to be a waiver of such provisions or rights or in any way affect the validity of this Agreement.

         14.3 Attorneys' Fees. In the event any attorney is employed by either party to this Agreement with regard to any legal actions, arbitration or other proceeding brought by either party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, then the party prevailing in such proceeding, whether at trial or upon appeal, shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred (the amount of which shall be set by the arbitrator or judge and not by a jury), in addition to any other relief to which it may be entitled.

         14.4 Post Judgment Fees. In the event a party obtains a judgment in a proceeding brought to enforce this Agreement, that party shall also be entitled to recover attorneys' fees and costs incurred in enforcing said judgment. This provision is intended to be severable from the other provisions of this Agreement, shall not be deemed merged into but shall survive any such judgment.

         14.5 Authority to Execute. Each party hereto hereby warrants and represents to each other party that it has the legal authority and capacity to enter into this Agreement and that all resolutions or other actions have been taken so as to enable it to enter into and perform this Agreement.

         14.6 Choice of Laws. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

         14.7 Confidentiality. The parties acknowledge and agree that the confidentiality agreement currently in place between the parties shall remain in full effect from the date hereof through the Closing Date; provided that if for any reason this Agreement is terminated prior to Closing, the confidentiality agreement shall survive such termination for a period of two years.

         14.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         14.9 Cumulative Rights. The various rights, options, elections, powers and remedies of a party or parties to this Agreement shall be construed as cumulative and no one of them exclusive of any other, or of any other legal or equitable remedy which said party or parties might otherwise have in the event of breach or default of the terms hereof. The exercise of one right or remedy by a party or parties shall not in any way impair his rights to any other right or remedy and to all obligations imposed on a party or parties to have been fully performed.

         14.10 Enforceability and Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

         14.11 Entire Agreement. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained herein or in any other documents to be delivered as contemplated hereby shall be valid or binding.

         14.12 Exhibits. All exhibits to which reference is made are deemed incorporated in this Agreement, whether or not actually attached.

         14.13 Fictitious Business Name. The parties hereto covenant and represent that if any or all of them are doing business under a fictitious name, they, and each of them, have fully and completely complied with California law in relation to doing business under such fictitious name.

         14.14 Further Acts. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder to carry out the intent of the parties hereto.

         14.15 Recitals. The above recitals are incorporated herein as if set forth in full.

         14.16 Arbitration. Any controversy between any of the parties hereto regarding the construction or application of any of the terms, provisions, or conditions of this Agreement, or the scope of this arbitration provision, shall upon the written request of either party served on the other be submitted to binding arbitration in Los Angeles, California in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in accordance with California Evidence Code Section 1152.5. The arbitrator shall have the authority to grant provisional remedies. Judgment on any award rendered by the arbitrator pursuant to any such arbitration may be entered in any court having jurisdiction over the dispute in question.

         14.18 Survival. All statements contained in any of the instruments, certificates, opinions or other writings delivered pursuant hereto shall be deemed to be representations and warranties of the party delivering the same under this Agreement. All such representations and warranties and the covenants and agreements to be performed or complied with by the respective parties for or upon the Closing Date, shall survive the Closing. Nothing in this paragraph shall affect the obligations of the parties with respect to covenants and agreements contained in this Agreement or any of the other Transaction Agreements that are permitted to be performed, in whole or in part, after the Closing Date.

         14.19 Headings. The paragraphs headings used in this Agreement are for reference and convenience only and shall not in any way limit or amplify the terms and provisions hereof, nor affect the interpretation of this Agreement.

         14.19 Assignability. This Agreement and the rights of the parties hereunder is personal in nature and are not assignable by either party without the prior written consent of the non-assigning party (which consent shall not be unreasonably withheld). Any purported assignment or delegation without such consent shall be null and void and of no force and effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit to the parties and their respective heirs, legatees, legal representatives, successors and assigns.

         14.21 Notices. Notices given under this Agreement shall be in writing and shall be either served personally or delivered by first-class U.S. mail, postage prepaid. Notice shall be deemed received at the earlier of actual receipt or three (3) days following deposit in the U.S. mail, postage prepaid. Notices shall be directed to the addresses shown on the signature pages hereto, provided that a party may change his address for notice by giving written notice to all other parties in accordance with this paragraph.

         14.22 Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their permitted respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or actions over or against any party to this Agreement.

         14.23    Time of Essence.  Time is of the essence of this Agreement.

         14.24 Costs of Transaction. Each party will pay their respective expenses in connection with the transaction contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have made it effective as of the date first above written.

PARENT:                                              ADDRESS:

AVENUE ENTERTAINMENT GROUP, INC.,               11111 Santa Monica Boulevard
a Delaware corporation                          Suite 525
                                                Los Angeles, CA 90025

Cary Brokaw, Chief Executive Officer

SUBSIDIARY:                                     ADDRESS:

LCA ACQUISITION SUBSIDIARY, INC.,               11111 Santa Monica Boulevard
a Delaware corporation                          Suite 525
                                                Santa Monica, CA 90025
Cary Brokaw, Chief Executive Officer

LCA:                                            ADDRESS:

LCA PRODUCTIONS, INC.,                          c/o The Law Offices of
a Nevada corporation                            A. Chandler Warren, Jr
                                                7715 Sunset Boulevard, Suite 208
David P. Titcher, its President and CEO         Los Angeles, CA 90046

DBE:                                            ADDRESS:

DOUBLE BAY ENTERTAINMENT, INC.,                 c/o The Law Offices of
a Nevada corporation                            A. Chandler Warren, Jr.
                                                7715 Sunset Boulevard, Suite 208
By: Rob Chapman, its President and CEO          Los Angeles, CA 90046